REGISTRATION RIGHTS AGREEMENT


                          dated as of December 5, 2002


                                      among


                            MEXCO ENERGY CORPORATION


                                       and


                                   The Holders

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                          REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") dated as of December 5, 2002 among Mexco Energy Corporation, a Colorado corporation (the "COMPANY"), and the Holders named on the signature pages of this Agreement (collectively with their respective successors and assigns, the "HOLDERS").

                                    RECITALS
                                    --------

     WHEREAS,  pursuant  to  that  certain  Exploration  Agreement  dated  as of
December 5, 2002, by and among Company and the Holders ("EXPLORATION AGREEMENT"), the Holders acquired Warrants (as defined below) to purchase up to 107,500 shares of the Company's Common Stock (as defined below) from the Company (and acquired the contingent right to acquire an additional 322,500 Warrants to purchase shares of the Company's Common Stock), and extended to the Company the option for the Company to issue to the Holders an additional undetermined number of shares of Common Stock pursuant to Section 3.3 of the Exploration Agreement; and

     WHEREAS, the parties hereto hereby desire to set forth the Holders' rights and the Company's obligations to cause the registration of the securities acquired upon exercise of the Warrants and upon issuance of the additional shares of Common Stock pursuant to the Securities Act of 1933, as amended (the "1933 Act");

     NOW, THEREFORE, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1.     Definitions and Usage.
                    ---------------------

          As used in this Agreement:

          1.1. Definitions.
               -----------

     "AGENT" means the principal placement agent on an agented placement of Registrable Securities.

     "BOARD" means the Board of Directors of the Company.

     "COMMISSION" means the Securities and Exchange Commission.

     "COMMON STOCK" means the Common Stock of the Company, par value $.50 per share.

     "HOLDERS" means each of the purchasers of the Warrants pursuant to the Exploration Agreement and such persons who may be issued additional shares of Common Stock pursuant to the Exploration Agreement and their respective legal successors and assigns and Transferees at all times as such Persons shall own Registrable Securities.

     "MAJORITY SELLING HOLDERS" means those Selling Holders whose Registrable Securities included in such registration represent a majority of the Registrable Securities of all Selling Holders included therein.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or other agency or political subdivision thereof.

     "PIGGYBACK REGISTRATION" shall have the meaning set forth in SECTION 2.

     "REGISTER," "REGISTERED," and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.

     "REGISTRABLE SECURITIES" means: (i) the shares of Common Stock issuable upon exercise of any of the Warrants owned by a Holder on the date of determination; (ii) any shares of Common Stock issued pursuant to Section 3.3 of the Exploration Agreement.

     "REGISTRABLE   SECURITIES  THEN  OUTSTANDING"  means,  with  respect  to  a specified determination date, the Registrable Securities owned by all Holders on such date.

     "REGISTRATION EXPENSES" shall have the meaning set forth in SECTION 5.1.

     "SELLING HOLDERS" means, with respect to a specified registration pursuant to this Agreement, Holders whose Registrable Securities are included in such registration.

     "TRANSFER" means and includes the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of other than pledging, hypothecating or otherwise transferring as security (and correlative words shall have correlative meanings); PROVIDED HOWEVER, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a "Transfer."

     "UNDERWRITERS' REPRESENTATIVE" means the managing underwriter, or, in the case of a co-managed underwriting, the managing underwriter designated as the Underwriters' Representative by the co-managers.

     "VIOLATION" shall have the meaning set forth in SECTION 6.1.

     "1934 ACT" means the Securities Exchange Act of 1934, as amended.

     "WARRANT" means the warrants to purchase Common Stock issued by the Company pursuant to the Exploration Agreement.

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

     1.2. Usage.
          -----

     (i) References to a Person are also references to its assigns and successors in interest (by means of merger, consolidation or sale of all or substantially all the assets of such Person or otherwise, as the case may be).

     (ii) References to Registrable Securities "owned" by a Holder shall include Registrable Securities beneficially owned by such Person but which are held of record in the name of a nominee, trustee, custodian, or other agent.

     (iii) References to a document are to it as amended, waived and otherwise modified from time to time and references to a statute or other governmental rule are to it as amended and otherwise modified from time to time (and references to any provision thereof shall include references to any successor provision).

     (iv) References to Sections or to Schedules or Exhibits are to sections hereof or schedules or exhibits hereto, unless the context otherwise requires.

     (v) The "date of" any notice or request given pursuant to this Agreement shall be determined in accordance with SECTION 10.2.

     Section 2.     Piggyback Registration.
                    ----------------------

     2.1. If at any time the Company proposes to register, whether for its own account or for the account of shareholders of the Company (or if for a Holder other than pursuant to SECTION 2 hereof), securities under the 1933 Act in connection with a public offering solely for cash on Form S-1, S-2 or S-3 (or any replacement or successor forms), the Company shall promptly give each Holder of Registrable Securities written notice of such registration. Upon the written request of each Holder given within 20 days following the date of such notice and subject to SECTION 2.2, the Company shall cause to be included in such registration statement and use its best efforts to be registered under the 1933 Act all the Registrable Securities that each such Holder shall have requested to be registered (a "PIGGYBACK REGISTRATION"); PROVIDED, HOWEVER, that such right of inclusion shall not apply to any registration statement covering solely an underwritten offering of non-convertible debt securities, unless the
Underwriters' Representative or Agent expressly consents thereto. The Company shall have the absolute right to withdraw or cease to prepare or file any registration statement for any offering referred to in this SECTION 2 without any obligation or liability to any Holder.

     2.2. If the Underwriters' Representative or Agent shall advise the Company in writing (with a copy to each Selling Holder) that, in its opinion, the amount of Registrable Securities requested to be included in such offering pursuant to any such Piggyback Registration would materially adversely affect such offering, or the timing thereof, then the Company will include in such registration statement, to the extent of the amount and class which the Company is so advised can be sold without such material adverse effect in such offering: First, all securities proposed to be sold by the Company for its own account or, if such registration is

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being  effected for the account of any security  holder of the Company,  for the account of such security holder; second, the Registrable Securities requested to be included in such registration by Holders pursuant to this SECTION 2, and all other securities being registered pursuant to the exercise of contractual rights comparable to the rights granted in this SECTION 2, pro rata based on the amount of such securities then owned by such holders; and third all other securities requested to be included in such registration.

     2.3. Each Holder shall be entitled to have its Registrable Securities included in an unlimited number of Piggyback Registrations pursuant to this
SECTION 2.

     Section 3. REGISTRATION PROCEDURES. Whenever required under SECTION 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as practicable:

     3.1. Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use the Company's best efforts to cause such registration statement to become effective; PROVIDED, HOWEVER, that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the registration statement and prior to effectiveness thereof, the Company shall furnish to one firm of counsel for the Selling Holders (selected by Majority Selling Holders) copies of all such documents in the form substantially as proposed to be filed with the Commission at least four (4) business days prior to filing for review and comment by such counsel, which opportunity to comment shall include an absolute right to control or contest disclosure if the applicable Selling Holder reasonably believes that it may be subject to controlling person liability under applicable securities laws with respect thereto.

     3.2. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act and rules thereunder with respect to the disposition of all securities covered by such registration statement. If the registration statement is for an underwritten offering, the Company shall amend the registration statement or supplement the prospectus whenever required by the terms of the underwriting agreement entered into pursuant to SECTION 4.2.

     3.3. Furnish to each Selling Holder of Registrable Securities, without charge, such numbers of copies of the registration statement, any pre-effective or post-effective amendments thereto, the prospectus, including each preliminary prospectus and any amendments or supplements thereto, in each case in conformity with the requirements of the 1933 Act and the rules thereunder, and such other related documents as any such Selling Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Selling Holder.

     3.4. Use the Company's best efforts (i) to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states or jurisdictions as shall be reasonably requested by the Underwriters' Representative or Agent (as applicable, or if inapplicable, the Majority Selling Holders), and (ii) to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or obtain the

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lifting of any suspension of the qualification (or exemption from qualification)
of the offer and transfer of any of the Registrable Securities, in any jurisdiction, at the earliest possible moment; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     3.5. In the event of any underwritten or agented offering, enter into and perform the Company's obligations under an underwriting or agency agreement (including indemnification and contribution obligations), in usual and customary form, with the managing underwriter or underwriters of or agents for such offering. The Company shall also cooperate with the Majority Selling Holders and the Underwriters' Representative or Agent for such offering in the marketing of the Registerable Securities, including making available the Company's officers, accountants, counsel, premises, books and records for such purpose.

     3.6. Promptly notify each Selling Holder of any stop order issued or threatened to be issued by the Commission in connection therewith (and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered).

     3.7. Make generally available to the Company's security holders copies of all periodic reports, proxy statements, and other information referred to in
SECTION 8.1.

     3.8. Make available for inspection by any Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and underwriter (but not more than one firm of counsel to such Selling Holders), all financial and other information as shall be reasonably requested by them, and provide the Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and underwriter the opportunity to discuss the business affairs of the Company with its principal executives and independent public accountants who have certified the audited financial statements included in such registration statement, in each case all as necessary to enable them to exercise their due diligence responsibility under the 1933 Act; PROVIDED, HOWEVER, that information that the Company determines, in good faith, to be confidential and which the Company advises such Person in writing is confidential shall not be disclosed unless such Person signs a confidentiality agreement reasonably satisfactory to the Company, or unless the related Selling Holder of Registrable Securities agrees to be responsible for such Person's breach of confidentiality on terms reasonably satisfactory to the Company.

     3.9. Use the Company's best efforts to obtain a so-called "comfort letter" from its independent public accountants, and legal opinions of counsel to the Company addressed to the Selling Holders, in customary form and covering such matters of the type customarily covered by such letters, and in a form that shall be reasonably satisfactory to Majority Selling Holders. The Company shall furnish to each Selling Holder a signed counterpart of any such comfort letter or legal opinion. Delivery of any such opinion or comfort letter shall be subject to the recipient furnishing such written representations or acknowledgments as are customarily provided by selling shareholders who receive such comfort letters or opinions.

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     3.10. Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement.

     3.11. Use all reasonable efforts to cause the Registrable Securities covered by such registration statement (i) to be listed on a national securities exchange or included for quotation in a recognized trading market, on which similar securities issued by the Company are then listed or included, and (ii) to be registered with or approved by such other United States or state governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders of Registrable Securities to consummate the disposition of such Registrable Securities.

     3.12. Take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities included in each such registration statement.

     Section 4. HOLDERS' OBLIGATIONS. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any Selling Holder of Registrable Securities that such Selling Holder shall:

     4.1. Furnish to the Company such information regarding such Selling Holder, the number of the Registrable Securities owned by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Selling Holder's Registrable Securities, and to cooperate with the Company in preparing such registration statement;

     4.2. Agree to sell its Registrable Securities to the underwriters at the same price and on substantially the same terms and conditions as the Company or the other Persons on whose behalf the registration statement was being filed have agreed to sell their securities, and to execute the underwriting agreement.

     Section 5.     EXPENSES  OF  REGISTRATION.   Expenses  in  connection  with
registrations pursuant to this Agreement shall be allocated and paid as follows:

     5.1. The Company shall bear and pay all pay all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with respect to each Piggy Back Registration for each Selling Holder (which right may be assigned to any Person to whom Registrable Securities are Transferred as permitted by SECTION 7), including all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or Blue Sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the reasonable fees and disbursements of counsel for the Company, and of the Company's independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, but excluding underwriting discounts and commissions relating to Registrable Securities (which shall be paid on a pro rata basis by the Selling Holder of Registrable Securities) and the reasonable fees and disbursements of one firm of counsel for the Selling Holders of Registrable Securities (selected by the Majority Selling Holders)(the "REGISTRATION EXPENSES").

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

     5.2. Any failure of the Company to pay any Registration Expenses as required by this SECTION 5 shall not relieve the Company of its obligations under this Agreement.

     Section 6. INDEMNIFICATION; CONTRIBUTION. If any Registrable Securities are included in a registration statement under this Agreement:

     6.1. To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Selling Holder, each Person, if any, who controls such Selling Holder within the meaning of the 1933 Act, and each officer, director, partner, and employee of such Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the 1933 Act, the 1934 Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"):

          (i) Any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto;

          (ii) The omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

          (iii) Any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any applicable state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any applicable state securities law;

PROVIDED, HOWEVER, that the indemnification required by this SECTION 6.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company by the indemnified party expressly for use in connection with such registration statement.

     6.2. To the extent permitted by applicable law, each Selling Holder, severally and not jointly, shall indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the registration statement, each Person, if any, who controls the Company within the meaning of the 1933 Act, any other Selling Holder, any controlling Person of any such other Selling Holder and each officer, director, partner, and employee of such other Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint and several), including attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise

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become  subject under the 1933 Act, the 1934 Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written  information  furnished  by such  Selling  Holder  expressly  for use in
connection   with   such   registration;   PROVIDED,   HOWEVER,   that  (x)  the
indemnification required by this SECTION 6.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if settlement is effected without the consent of the relevant Selling Holder of Registrable Securities, which consent shall not be unreasonably withheld, and (y) in no event shall the amount of any indemnity under this SECTION 6.2 exceed the proceeds from the applicable offering received by such Selling Holder.

     6.3. Promptly after receipt by an indemnified party under this SECTION 6 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this SECTION 6, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this SECTION 6 to the extent of such material prejudice resulting therefrom, but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this SECTION 6. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty
(30) days of written notice thereof to the indemnifying party. Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, unless it otherwise agrees, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or

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proceeding,  in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels), then, and in the case of clauses (i), (ii) and (iii) above, the indemnifying party shall pay all such fees and expenses. No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

     6.4. If the indemnification required by this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this
SECTION 6:

          (a) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in SECTION 6.1 and SECTION 6.2, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this SECTION 6.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in SECTION 6.4(a). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     6.5. If indemnification is available under this SECTION 6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this SECTION 6 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in SECTION 6.4.

     6.6. The obligations of the Company and the Selling Holders of Registrable Securities under this SECTION 6 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Agreement, and otherwise.

     Section 7. TRANSFER OF REGISTRATION RIGHTS. Rights with respect to Registrable Securities may be Transferred by such Holder to any Person in connection with the Transfer of Registrable Securities to such Person, in all cases, if Transferor shall have delivered to the Secretary of the Company, no later than 15 days following the date of the Transfer, written notification of such Transfer setting forth the name of the Transferor, name and address of the

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

Transferee, and the number of Warrants and/or shares of Registrable Securities which shall have been so Transferred.

     Section 8. COVENANTS OF THE COMPANY. The Company hereby agrees and covenants as follows:

     8.1. The Company shall, at such time as any securities of the Company become registered for sale under the 1933 Act, file as and when applicable, on a timely basis, all reports required to be filed by it under the 1934 Act, and take such further action as may be reasonably required from time to time and as may be within the reasonable control of the Company, to enable the Holders to Transfer Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144 under the 1933 Act or any similar rule or regulation hereafter adopted by the Commission.

     8.2. The Company shall not, directly or indirectly, (x) enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation or (y) Transfer or agree to Transfer all or substantially all the Company's assets, unless prior to such merger, consolidation, reorganization or asset Transfer, the surviving corporation or the Transferee, respectively, shall have agreed in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "REGISTRABLE SECURITIES" shall be deemed to include the securities which the Holders of Registrable Securities would be entitled to receive in exchange for Registrable Securities pursuant to any such merger, consolidation or reorganization.

     8.3. The Company shall not grant to any Person (other than a Holder of Registrable Securities) any registration rights with respect to securities of the Company.

     Section 9. ASSIGNMENT; BENEFIT. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, assigns, executors, administrators or successors; PROVIDED, HOWEVER, that except as specifically provided herein with respect to certain matters, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by the Company without the prior written consent of Holders owning Registrable Securities possessing a majority in number of the Registrable Securities outstanding on the date as of which such delegation or assignment is to become effective. A Holder may Transfer its rights hereunder to a successor in interest to the Registrable Securities owned by such assignor only as permitted by SECTION 7.

     Section 10.    Miscellaneous.
                    -------------

     10.1. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

     10.2. NOTICES. Any  and  all  notices,   designations,   consents,  offers,
acceptances, or any other communication provided for herein shall be given in writing delivered personally

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

(including delivery by courier or by facsimile if received during normal working hours) or by registered or certified mail, addressed, if to the Company, to the attention of N.C. Taylor, President; and, if to a Holder, to him, her or it at the address indicated for such Holder on the appropriate signature page attached hereto; or to such other address as may be designated in writing by any such party. Except as otherwise provided in this Agreement, each such notice shall be deemed given when delivered or on a date which is four (4) days after it is mailed in any post office or branch post office regularly maintained by the United States Postal Service (registered or certified, with postage prepaid and properly addressed).

     10.3. AMENDMENT. This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent of Holders owning Registrable Securities possessing a majority in number of the Registrable Securities then outstanding to such amendment, action or omission to act.

     10.4. WAIVER. No failure or delay on the part of the parties or any of them in exercising any right, power or privilege hereunder, nor any course of dealing between the parties or any of them shall operate as a waiver of any such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and are not exclusive of any rights or remedies which the parties or any of them would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other parties or any of them to take any other or further action in any circumstances without notice or demand.

     10.5. ENTIRE AGREEMENT; INTEGRATION. This Agreement supersedes all prior agreements between or among any of the parties hereto with respect to the subject matter contained herein and therein, and such agreements embody the entire understanding among the parties relating to such subject matter.

     10.6. INJUNCTIVE RELIEF. Each of the parties hereto acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. Each of the parties therefore agrees that in the event of such a breach hereof the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach hereof. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

     10.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one and the same instrument. All signatures need not be on the same counterpart.

     10.8. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. The parties hereto agree to negotiate in good faith to replace any illegal, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that, to the extent possible, will preserve the economic bargain of this Agreement.

     10.9. TERMINATION. This Agreement may be terminated at any time by a written instrument signed by the parties hereto. Unless sooner terminated in accordance with the preceding sentence, this Agreement (other than SECTION 7 hereof) shall terminate in its entirety on such date as there shall be no Registrable Securities outstanding; PROVIDED that any securities previously subject to this Agreement shall not be Registrable Securities following the sale of any such shares in an offering registered pursuant to this Agreement.

     10.10. ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.

     10.11. NO THIRD PARTY BENEFICIARIES. Nothing herein expressed or implied is intended to confer upon any person, other than the parties hereto or their respective permitted assigns, successors, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.


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     IN WITNESS  WHEREOF,  this  Agreement has been duly executed by the parties hereto as of the date first written above.

COMPANY

MEXCO ENERGY CORPORATION,
a Colorado corporation


By:
   --------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------

HOLDERS

FALCONBAY OPERATING, L.L.C.
A Texas corporation


By:
   --------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------

Address for Notice:

600 N. Marienfeld, Suite 900
Midland, Texas 79701

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